Exhibit 10.1.7

                              CONSULTING AGREEMENT

      CONSULTING AGREEMENT (the "Agreement"), dated as of August 11, 1997 (the "Commencement Date"), by and between Stratus Services Group, Inc., a Delaware corporation (the "Company"), and Jeffrey Raymond, an individual residing at 283 Concord Court, Freehold, New Jersey 07728 ("Consultant").

      WHEREAS, the Company is in the business of providing temporary staffing services (the "Business"); and

      WHEREAS, Consultant is an individual with experience in the Business; and

      WHEREAS, the execution of this Agreement is a condition to the obligations of the Company to consummate the transactions contemplated by the Asset Purchase Agreement, dated as of July 9, 1997, among the Company, Royalpar Industries, Inc., Ewing Technical Design, Inc., LPL Technical Service, Inc., and Mainstream Engineering Co., Inc. (the "Purchase Agreement").

      WHEREAS, the Company desires to retain Consultant as a consultant and Consultant is desirous of, and wishes to enter into, such an arrangement, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

1. DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings set forth below:

      1.1 "Additional Term" shall have the meaning assigned to it in Section 3.

      1.2 "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, and for purposes hereof, "control" shall mean the ownership of 20% or more of the Voting Stock of the corporation in question.

      1.3 "Board" shall mean the Board of Directors of the Company.
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      1.4 "Business" shall mean the business to be conducted by the Company, including providing temporary staffing services and other enterprises related thereto in which the Company shall engage.

      1.5 "Commencement Date" shall be the effective date of the Closing (as such term is defined in the Purchase Agreement) under the Purchase Agreement.

      1.6 "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, subscriber, advertiser, vendor and customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, product information, production know-how and other business affairs of the Company or its Affiliates, which (i) is or are designed to be used in or are or may be useful in connection with the Business of the Company or any Affiliate thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, which (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Consultant, or (iii) which gives the Company or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

      1.7 "Disability" shall mean that the Company has determined that as a result of mental and/or physical illness of Consultant, Consultant is unable to perform his services hereunder or in accordance with the terms of this Agreement.

      1.8 "Initial Term" shall have the meaning assigned to it in Section 3.

      1.9 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      1.10 "Service Area" shall mean the continental United States of America.


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      1.11 "Subsidiary" shall mean a corporation of which more than 50% of the
Voting Stock is owned, directly or indirectly, by the Company.

      1.12 "Termination Date" shall have the meaning assigned to it in Section
3.

      1.13 "Voting Stock" shall mean capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

      Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2. RETENTION AND DUTIES OF CONSULTANT

      2.1 Retention; Duties. The Company hereby retains Consultant, and Consultant hereby accepts appointment as consultant to the Company. The principal duty of Consultant shall be as described in Exhibit A.

      Consultant shall receive instructions for the performance of its duties hereunder from the President of the Company.

      2.2 Performance of Duties. Consultant will devote substantially all his working time and effort during the Initial Term and any Additional Term. During the Initial Term and any Additional Term, Consultant shall not engage in or become employed directly in the commercial or professional business of any other Person, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person, in each case which is directly competitive with the Business of the Company, without the written consent of the Board, which consent will not be unreasonably withheld.

3. TERM OF CONSULTATION

      3.1 Initial Term. The retention of Consultant pursuant to this Agreement shall commence as of the Commencement Date and end on the six month anniversary of the


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Commencement Date (the "Initial Term"), unless sooner terminated pursuant to
Section 6 of this Agreement or extended as provided in Section 3.2 (the "Termination Date").

      3.2 Extension of Term. If Consultant's services hereunder have not previously been terminated in accordance with Section 6 hereof, then at the end of the Initial Term the term of this Agreement shall be automatically extended for successive six month terms (an "Additional Term"), unless the Company shall provide written notice to Consultant one month or more prior to such end of the Additional Term that this Agreement will not be so extended. The rights of termination set forth in Section 6 shall be applicable during such extended term.

4. COMPENSATION

      The Company shall pay Consultant as compensation for all of the services to be rendered by him hereunder during the Initial Term and any Additional Term, and in consideration of the various restrictions imposed upon Consultant during the Initial Term and any Additional Term, and otherwise under this Agreement, $9,5833.33 per month. In addition, the Company will make available to Consultant an office and secretarial support and employee welfare benefits made available to employees of the Company.

5. REIMBURSEMENT FOR EXPENSES

      The Company shall pay or reimburse Consultant for all reasonable expenses actually incurred or paid by him during the Initial Term and any Additional Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Company may reasonably require. In the event the Company requires Consultant to travel on business during the Initial Term or any Additional Term, Consultant shall be reimbursed for such travel expenses in accordance with this Section.

6. TERMINATION OF AGREEMENT

      6.1 Termination for Cause. The Company may terminate this Agreement hereunder at any time by written notice for cause given to Consultant by the Board after compliance with


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this Section. The Termination Date shall be the date such written notice is given. The following constitutes the only conduct which serves as the basis for termination of this Agreement "for cause": (i) gross or willful neglect of the duties assigned to Consultant under this Agreement or material breach by Consultant of this Agreement in each case continuing 90 days after written notice to Consultant from the Board of such neglect or breach and the failure by Consultant to take reasonable corrective actions, or (ii) Consultant declines to follow any written, lawful instruction of the Board consistent with this Agreement. The determination of whether "cause" exists for purposes of the foregoing shall be made by the Board after Consultant has been offered the opportunity to participate with his advisors including his legal counsel in the deliberations of the Board. The determination by the Board as to "cause" must be in writing, stating, in detail, the basis for termination for cause. Such determination by the Board may not be made by the Board until after Consultant shall have been offered the opportunity to participate in the deliberations of the Board on this issue as provided above.

      6.2 Termination for Death of Disability. This Agreement will terminate upon the death of Consultant or upon thirty (30) days' prior written notice from the Company to Consultant in the event of Disability of Consultant.

      6.3 Termination Without Cause. After the Initial Term, Consultant may terminate this Agreement hereunder for any reason whatsoever after written notice by him to the Company. The Termination Date shall be thirty (30) days after the giving of such notice.

      6.4 Payment Upon Termination. On and after the Termination Date, Consultant shall not be entitled to any further payments from the Company hereunder; provided, however, that Consultant shall be entitled to payment of his fees pursuant to Section 4 through the Termination Date to the extent not paid and Consultant will also be reimbursed for expenses in accordance with
Section 5 properly incurred prior to the Termination Date.


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7. REPRESENTATIONS AND WARRANTIES BY CONSULTANT

      Consultant hereby represents and warrants to the Company, the same being part of the essence of this Agreement, that as of the Commencement Date, he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist which would in any way restrict or prohibit him in any material way from undertaking or performing any of his obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Initial Term and any Additional Term.

8. CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

      8.1 Acknowledgment of Confidentiality. Consultant understands and acknowledges that he may obtain Confidential Information during the course of his retention hereunder by the Company. Consultant further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to the Company's and Affiliates' business. Accordingly, Consultant agrees that he shall not, either during the Initial Term or any Additional Term or at any time within one year after the Termination Date, (i) use or disclose any such Confidential Information outside the Company and Affiliates; or (ii), except as required in the proper performance of its services hereunder, remove or aid in the removal from the premises of the Company or any Affiliate, of any Confidential Information or any property or material relating thereto.

      The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Consultant of his obligations under this Section 8).

      In the event Consultant is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such


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disclosure and, if the Company so elects, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

      8.2 Delivery of Material. Consultant shall promptly, and without charge, deliver to the Company on the termination of his retention hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the Business of the Company and the Affiliates, and all property associated therewith, which he may then possess or have under his control.

      8.3 Vendor Lists. Consultant acknowledges that (i) all lists of customers and vendors of the Company or of its Affiliates developed during the course of Consultant's retention and/or by the Company are and shall be the sole property of the Company and its Affiliates, as the case may be, and Consultant further acknowledges and agrees that he neither has nor shall have any personal right, title or interest therein; (ii) such lists are and must continue to be confidential; and (iii) such lists are not readily accessible to competitors of the Company or its Affiliates.

      8.4 Ideas, Programs, Etc. If, during the Initial Term or any Additional Term, Consultant invents or develops any ideas, vendor lists or the like, relating to or useful in connection with the Business of the Company as a result of his retention hereunder, the same are and shall remain the property of the Company, and he will promptly deliver all copies of the same to the Company, assign his interest therein to the Company and execute such documents as Company's counsel may request to convey title thereto to the Company. Consultant shall not be entitled to any compensation, other than as provided in this Agreement, for carrying out his obligations to the Company under Subsection 8.4 or any other Subsection of this Section 8.

      8.5 Extension of Section 8. All of the provisions of Section 8 shall be deemed to be applicable to all Confidential Information, and to all ideas, programs, etc., as referred to in Subsection 8.4, to which Consultant may have obtained access or which he may have invented or developed during his retention by the Company.


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      8.6 Noncompetition. During the Initial Term and any Additional Term(s),
Consultant shall not, either directly or indirectly, (a) solicit, service, obtain, or accept orders for services competitive with those of the Company from any of the Company's actual or prospective customers; (b) commence, engage in, or participate in any business competitive with that of the Company within the geographic area in which the Company does business; or, (c) solicit, divert, take away, interfere with, or attempt to induce any employee or agent of the Company to leave his employ with the Company in order to participate in any business competitive with the Company.

9. DISPUTES AND REMEDIES

      9.1 WAIVER OF JURY TRIAL. CONSULTANT AND THE COMPANY HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY DISPUTE WHICH ARISES UNDER THIS AGREEMENT.

      9.2 Injunctive Relief. If Consultant commits a breach, or threatens to commit a breach, of any of the provisions of Section 8, the Company shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity):

            (i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Consultant that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

            (ii) the right and remedy to require Consultant to account for and pay over to the Company all compensation, profits, monies, increments, things of value or other benefits, derived or received by Consultant as the result of any acts or transactions constituting a breach of any of the provisions of Section 8 of this Agreement, and Consultant hereby agrees to account for


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and pay over all such compensation, profits, monies, increments, things of value or other benefits to the Company.

      9.3 Partial Enforceability. If any provision contained in Section 8, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of Consultant's agreements, covenants and undertakings, or the other restrictions which he has accepted, in Section 8, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

      9.4 Intention of Parties. It is therefore the specific intention of the parties, any general considerations of public policy to the contrary notwithstanding, that the provisions of Section 8 of this Agreement shall be enforced as written and to the fullest extent possible.

      9.5 Adjustment of Restrictions. Despite the prior provisions of this
Section 9, if any covenant or agreement contained in Section 8, or any part thereof, is held by any court of competent jurisdiction to be unenforceable because of the duration of such provision, the court making such determination shall have the power to reduce the duration of such provision and, in its reduced form, such provision shall be enforceable.

      9.6 Attorneys Fees and Expenses. In the event that any action, suit or other proceeding at law or in equity is brought to enforce the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, then all reasonable expenses, including, but not limited to, reasonable attorneys' fees and disbursements (including those incurred on appeal) of the Company in such action, suit or other proceeding shall (on demand of the Company) forthwith be paid by Consultant. If such action results in a judgment in favor of Consultant, then all reasonable expenses, including but not limited to, reasonable attorney's fees and disbursements (including those incurred on appeal) of Consultant in such action, suit or other proceeding shall (on demand of Consultant) forthwith be paid by the Company.


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10. SURVIVAL

      The provisions of Sections 8 and 9 and this Section 10 shall survive termination of this Agreement and remain enforceable according to their terms.

11. SEVERABILITY

      The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

12. NOTICES

      All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

         If to the Company:

                  Stratus Services Group, Inc.
                  200 Schultz Drive, Third Floor
                  Red Bank, New Jersey 07701
                  Attn:  Michael J. Rutkin, President

         with a copy to:

                  Crummy, Del Deo, Dolan, Griffinger & Vecchione
                  One Riverfront Plaza
                  Newark, New Jersey 07102
                  Attn:  Frank E. Lawatsch, Jr., Esq.

                  If to Consultant:

                  Jeffrey Raymond
                  283 Concord Court
                  Freehold, New Jersey 07728

      By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or


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may add another person, to whose attention notice is to be given, in connection with notice to any party.

13. ASSIGNMENT AND SUCCESSORS

      Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Consultant. This Agreement is not assignable by the Company except to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

14. ENTIRE AGREEMENT AND WAIVER

      14.1 Integration. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

      14.2 No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Consultant with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.


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      Consultant shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Consultant reduce his obligations under this Agreement.

      This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the Commencement Date. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.

15. GOVERNING LAW

      This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of New Jersey without reference to the conflict of laws principles thereof.

16. HEADINGS

      The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

17. EMPLOYMENT, PARTNERSHIP, ETC. STATUS

      The Company and Consultant agree that Consultant is not an employee of the Company and this Agreement does not constitute a partnership or joint venture between the Company and Consultant. Consultant is an independent contractor with respect to the Company.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, which shall be deemed to be the Commencement Date.

                                           STRATUS SERVICES GROUP, INC.


                                           By: /s/ Michael J. Rutkin
                                               ---------------------------------
                                           Name:
                                           Title:  President


                                           /s/ Jeffrey Raymond
                                           -------------------------------------
                                           JEFFREY RAYMOND


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                                    EXHIBIT A

Responsibilities:          Consultant will supervise the collection of accounts
                           receivable for Royalpar Industries, Inc., Ewing
                           Technical Design, Inc., LPL Technical Service, Inc., and Mainstream Engineering Co., Inc. ("RII") and will use all of his efforts to maintain all existing relationships with each of RII's clients in order to effect a smooth and orderly transition from RII to the Company. In addition, Consultant will assist in due diligence of acquisitions of similar companies by the Company.